UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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[  ] Preliminary Proxy Statement

[  ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X] Definitive Proxy Statement

[  ] Definitive Additional Materials

[  ] Soliciting Material under §240.14a -12

BIOSPECIFICS TECHNOLOGIES CORP.
(Name of Registrant as Specified in its Charter)

___________________________________________________________
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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__________________________________________________________________

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BIOSPECIFICS TECHNOLOGIES CORP.
35 WILBUR STREET
LYNBROOK, NEW YORK 11563
516-593-7000

April 30, 2019

Dear Stockholder:

On behalf of the Board of Directors (the "Board") of BioSpecifics Technologies Corp. (the "Company" "BioSpecifics" or "we"), I invite you to attend our 2019 Annual Meeting of Stockholders (the "2019 Annual Meeting"). The 2019 Annual Meeting will be held on Thursday, June 13, 2019, at 11:00 a.m., Eastern Daylight Time, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178.

The matters to be voted upon at the 2019 Annual Meeting are listed in the Notice of the 2019 Annual Meeting and more fully described in the proxy statement accompanying this letter (the "Proxy Statement"). The Proxy Statement also provides information regarding the compensation paid to our named executive officers. For fiscal year 2018, the Company's only named executive officer was our former President, Thomas Wegman. Mr. Wegman served as the Company's President for the entirety of 2018, but sadly, he passed away on March 13, 2019. As discussed in greater detail in the Proxy Statement, I was appointed interim Principal Executive Officer and Patrick Caldwell was appointed interim Principal Financial Officer on April 1, 2019.

At the 2019 Annual Meeting, you will be provided an opportunity to ask questions regarding the matters to be voted upon, gain an up-to-date perspective on the Company and its activities, and meet the directors of the Company.

We know that many of our Company's stockholders (each, a "Stockholder", and collectively, the "Stockholders") will be unable to attend the 2019 Annual Meeting in person. We are soliciting proxies so that each Stockholder has an opportunity to vote on the matters that are scheduled to come before the Stockholders at the 2019 Annual Meeting. Whether or not you plan to attend, please take the time now to read the Proxy Statement and vote and submit your proxy by signing, dating and returning your proxy card promptly in the enclosed postage-paid envelope. Regardless of the number of Company shares you own, your presence in person or by proxy is important for quorum purposes and your vote is important for proper corporate action.

Thank you for your continuing interest in the Company. We look forward to seeing you at the 2019 Annual Meeting.

If you have any questions about the Proxy Statement, please contact me at (516) 593-7000.

Sincerely,

/s/ Dr. Ronald Law
Dr. Ronald Law
Principal Executive Officer

BIOSPECIFICS TECHNOLOGIES CORP.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
JUNE 13, 2019

To the Stockholders of BioSpecifics Technologies Corp.:

Notice is hereby given that the 2019 Annual Meeting of Stockholders of the Company, will be held on Thursday, June 13, 2019, at 11:00 a.m., Eastern Daylight Time, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178 for the following purposes:

  To elect Mr. Michael Schamroth to the second class of directors of the Board of Directors of the Company to serve for a three-year term as specified in the attached Proxy Statement;
  To ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019; and
  To approve the Biospecifics Technologies Corporation 2019 Omnibus Incentive Compensation Plan (the "2019 Plan").

We also will consider and act upon such other business as may properly come before the 2019 Annual Meeting or any adjournment thereof.

Our Board of Directors recommends that you vote "FOR" each of the nominees for the second class of directors (Proposal No. 1), "FOR" ratification of the independent registered public accounting firm (Proposal No. 2), and "FOR" approval of the 2019 Plan (Proposal No. 3)

Only the Company's stockholders of record at the close of business on April 15, 2019 are entitled to this notice (this "Notice") and to vote at the 2019 Annual Meeting and any adjournment thereof.

The date on which the Proxy Statement is first being mailed or released to the Company's Stockholders is April 30, 2019. The Proxy Statement, which more fully describes the matters to be considered at the 2019 Annual Meeting, is attached to this Notice. Copies of our 2018 Annual Report on Form 10-K (including the financial statements and schedules thereto, as filed with the Securities and Exchange Commission (the "SEC")) accompany this Notice, but are not deemed to be part of the Proxy Statement.

It is important that your shares be represented at the 2019 Annual Meeting. We urge you to review the attached Proxy Statement and, whether or not you plan to attend the 2019 Annual Meeting in person, please vote your shares promptly by completing, signing and returning the accompanying proxy card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

If your shares are not registered in your own name and you would like to attend the 2019 Annual Meeting, please ask the bank, broker or other institution that holds your shares to provide you with evidence of your share ownership. This will enable you to gain admission to the meeting.

All Stockholders are extended an invitation to attend the meeting.

By Order of the Board of Directors,

/s/ Dr. Ronald Law
Dr. Ronald Law

Principal Executive Officer

April 30, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on June 13, 2019

The Proxy Statement, Proxy Card and our 2018 Annual Report on Form 10-K are available at
http://www.materials.proxyvote.com/090931.

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Forward-Looking Statements

This Proxy Statement contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including in our Principal Executive Officer's letter to our stockholders, which represent our expectations or beliefs concerning future events. Forward-looking statements include those containing such words as "anticipates," "believes," "could," "estimates," "expects," "forecasts," "goal," "intends," "may," "outlook," "plans," "projects," "seeks," "sees," "should," "targets," "will," "would," or other words of similar meaning. These forward-looking statements rely on assumptions and involve risks and uncertainties, many of which are beyond our control, including, but not limited to factors detailed herein and under Part I, "Item 1A. Risk Factors" and in other sections of our most recent Annual Report on Form 10-K and in other filings with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on our forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement, and, except as required by law, we undertake no duty to update or revise any forward-looking statement.

Website Information

This document includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this Proxy Statement.

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BIOSPECIFICS TECHNOLOGIES CORP.
35 WILBUR STREET
LYNBROOK, NEW YORK 11563

________________

PROXY STATEMENT FOR THE 2019 ANNUAL MEETING OF STOCKHOLDERS
To Be Held on Thursday, June 13, 2019 at 11:00 a.m., Eastern Daylight Time ("EDT")

________________

This Proxy Statement and the accompanying proxy card (the "Proxy Card") are being furnished with respect to the solicitation of proxies by the Board of the Company, for the 2019 Annual Meeting. The 2019 Annual Meeting will be held at 11:00 a.m., EDT, on Thursday, June 13, 2019, and at any adjournment thereof, at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, New York, New York 10178.

The date on which the Proxy Statement and Proxy Card first is being released or mailed to the Stockholders is April 30, 2019.

The purposes of the 2019 Annual Meeting are to seek Stockholder approval of the following three proposals:

(i)                to elect Mr. Michael Schamroth to the second class of directors to the Board for a three-year term;

(ii)              to ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019; and

(iii)            to approve the Biospecifics Technologies Corporation 2019 Omnibus Incentive Compensation Plan (the "2019 Plan").

We also will consider and act upon any other matters that properly come before the 2019 Annual Meeting or any adjournment or postponement thereof.

Who May Vote

Stockholders of record of our common stock (the "Common Stock") as of the close of business on April 15, 2019 (the "Record Date") are entitled to notice and to vote at the 2019 Annual Meeting and any adjournment thereof. As of the Record Date, we had issued and outstanding 7,286,902 shares of Common Stock. We have no other securities entitled to vote at the 2019 Annual Meeting. Each share of Common Stock is entitled to one vote on each matter. There is no cumulative voting.

A list of Stockholders entitled to vote at the 2019 Annual Meeting will be available at the 2019 Annual Meeting and will also be available for ten (10) days prior to the 2019 Annual Meeting, during regular office hours, at the executive offices of the Company, located at 35 Wilbur Street, Lynbrook, New York 11563, by contacting the Principal Executive Officer of the Company.

The presence at the 2019 Annual Meeting of a majority of the outstanding shares of Common Stock as of the Record Date, represented in person or by proxy, is required for a quorum. Abstentions and "broker non-votes," if any, will be counted as present and entitled to vote for purposes of determining whether a quorum is present for the transaction of business at such meeting.

"Broker non-votes" are shares represented at the 2019 Annual Meeting held by brokers, bankers or other nominees (i.e., in "street name") and are not voted on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Generally, brokerage firms may vote to ratify the selection of independent auditors and on other "discretionary" or "routine" items. In contrast, brokerage firms may not vote with respect to proposals that are considered "non-discretionary" items. Proposals No. 1 and 3 are "non-discretionary," and Proposal No. 2 is a "discretionary" item. Accordingly, if you do not instruct your broker how to vote your shares on "non-discretionary" matters, your broker will not be permitted to vote your shares on these matters. We refer to this as a "broker non-vote."

Method of Voting

If you were a record holder of shares of Common Stock on April 15, 2019, you may vote as follows:

  By Mail. Complete and mail your Proxy Card in the postage prepaid envelope you receive, and return the Proxy Card to MacKenzie Partners, Inc., Proxy Tabulation, Madison Square Station, P.O. Box 865, New York, NY 101160-1051. Complete instructions are included on the Proxy Card. Your proxy will be voted in accordance with your instructions. If you sign and return the enclosed Proxy Card, but do not specify how you want your shares voted, they will be voted "FOR" the nominee for the second class of directors, "FOR" ratification of the independent registered public accounting firm, and "FOR" approval of the 2019 Plan and will be voted according to the discretion of the proxy holder named in the Proxy Card upon any other business that may properly be brought before the meeting and at all adjournments and postponements thereof.

  In Person at the Meeting. If you attend the 2019 Annual Meeting, be sure to bring a form of personal picture identification with you. You may deliver your completed Proxy Card in person, or you may vote by completing a ballot, which will be available at the meeting. Directions to the 2019 Annual Meeting may be obtained by visiting https://www.morganlewis.com/locations/new-york and clicking on "Directions" beneath the address 101 Park Ave., New York, NY 10178-0060, United States.

If your shares of Common Stock are held in "street name" through a bank, broker or other institution, then that bank, broker or other institution is considered the holder of record of your shares, and you should refer to information forwarded to you by such holder of record for your voting options. You may vote as follows:

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  By Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote by internet or telephone.

  By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

  In Person at the Meeting. If you attend the 2019 Annual Meeting, in addition to picture identification, you should: (1) bring an account statement or a letter from the record holder indicating that you owned the shares as of the Record Date, and (2) contact the broker or other nominee who holds your shares to obtain a broker's Proxy Card and bring it with you to the meeting. Directions to the 2019 Annual Meeting may be obtained by visiting https://www.morganlewis.com/locations/new-york and clicking on "Directions" beneath the address 101 Park Ave., New York, NY 101780060 United States.

Board's Recommendations

The Board recommends a vote:

  Proposal 1: "FOR" the election of Mr. Michael Schamroth to the second class of directors to the Board for a three-year term.

  Proposal 2: "FOR" ratification of the appointment of EisnerAmper LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019.

  Proposal 3:  "FOR" approval of the 2019 Plan.

Required Vote

Shares of Common Stock represented by any proxy duly given will be voted at the 2019 Annual Meeting in accordance with the instructions of the Stockholder. If no specific instructions are given, the shares will be voted "FOR" the election of Mr. Michael Schamroth to second class of directors, "FOR" ratification of the independent registered public accounting firm, and "FOR" approval of the 2019 Plan. In addition, if any other matters come before the 2019 Annual Meeting, the persons named in the accompanying Proxy Card will vote in accordance with their best judgment with respect to such matters. Each share of Common Stock outstanding on the Record Date will be entitled to one vote on all matters.

Required Vote - Election of Directors (Proposal No. 1). Directors are elected by a plurality of the votes cast by Stockholders present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote on the election of directors. This means that the individual receiving the highest number of "FOR" votes will be elected as a director. Abstentions and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Required Vote - Ratification of the Selection of Independent Registered Public Accounting Firm (Proposal No. 2). The affirmative vote of a majority of shares of our Common Stock, present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote, is required to ratify the appointment of our independent registered public accounting firm. An abstention is treated as present and entitled to vote and therefore has the effect of a vote "against" ratification of the independent registered public accounting firm. Because the ratification of the independent registered public accounting firm is a routine matter, a nominee holding shares in street name may vote on this proposal in the absence of instructions from the beneficial owner.

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Required Vote - Approval of the 2019 Plan (Proposal No. 3). Nasdaq rules require stockholder approval by a majority of votes cast to approve the 2019 Plan. Abstentions and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

If there are insufficient votes to approve these proposals, your proxy may be voted by the persons named in the Proxy Card to adjourn the 2019 Annual Meeting in order to solicit additional proxies in favor of the approval of such proposals. If the 2019 Annual Meeting is adjourned or postponed for any purpose, at any subsequent reconvening of the meeting, your proxy will be voted in the same manner as it would have been voted at the original convening of the 2019 Annual Meeting unless you withdraw or revoke your proxy.

Revoking Your Proxy

Even if you execute a proxy, you retain the right to revoke it and to change your vote by notifying us at any time before your proxy is voted. Such revocation may be effected in writing by execution of a subsequently dated proxy, or by a written notice of revocation, sent to the attention of the Company's Principal Executive Officer at the address of our principal office set forth above, or by your attendance and voting in person at the 2019 Annual Meeting. Unless so revoked, the shares represented by proxies, if received in time, will be voted in accordance with the directions given therein.

If the 2019 Annual Meeting is postponed or adjourned for any reason, at any subsequent reconvening of the 2019 Annual Meeting, all proxies will be voted in the same manner as the proxies would have been voted at the original convening of the 2019 Annual Meeting (except for any proxies that have at that time effectively been revoked or withdrawn).

You are requested, regardless of the number of shares you own or your intention to attend the 2019 Annual Meeting, to sign and return the Proxy Card in the enclosed envelope. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Solicitation of Proxies

The expenses of solicitation of proxies will be paid by the Company. We may solicit proxies by mail or by phone through agents of the Company. Additionally, the officers and employees of the Company, who will receive no extra compensation therefor, may solicit proxies personally, by telephone, facsimile or mail. The Company plans to utilize MacKenzie Partners, Inc. to solicit proxies and the estimated cost for such solicitation services is anticipated to be approximately $40,000. The Company will also reimburse banks, brokers or other institutions for their expenses incurred in sending proxies and proxy materials to the beneficial owners of shares held by them.

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Dissenters' Right of Appraisal

Under the Delaware General Corporation Law, Stockholders are not entitled to any appraisal or similar rights of dissenters with respect to any of the proposals to be acted upon at the 2019 Annual Meeting.

Delivery of Proxy Materials to Households

Only one copy of the Company's 2018 Annual Report on Form 10-K (including the financial statements and schedules thereto) as filed with the SEC (the "2018 Annual Report") and the Proxy Statement will be delivered to an address where two or more Stockholders reside unless we have received contrary instructions from a Stockholder residing at such address. A separate Proxy Card will be delivered to each Stockholder at the shared address.

If you are a Stockholder who lives at a shared address and you would like additional copies of the 2018 Annual Report, the Proxy Statement, or any future annual reports or proxy statements, please contact Ronald Law, Principal Executive Officer, BioSpecifics Technologies Corp., 35 Wilbur Street, Lynbrook, New York 11563, telephone number (516) 593-7000, and we will promptly mail you copies. The Proxy Statement and the 2018 Annual Report are also available at http://www.materials.proxyvote.com/090931. If you are receiving multiple copies of the Proxy Statement and 2018 Annual Report at your household and wish to receive only one, please contact Ronald Law at the mailing address or phone number listed above.

Directors and Executive Officers

Set forth below are the names of our current directors and officers, their ages, all positions and offices that they hold with us, the period during which they have served as such, and their business experience during at least the last five years.

MICHAEL SCHAMROTH. Mr. Schamroth, age 79, is currently a director on the Board and has served as a director of the Company since 2004. He has been a partner of M. Schamroth & Sons in New York City for over 40 years. As a principal in this fourth-generation international diamond house, Mr. Schamroth has extensive experience in dealing with all aspects of the trade, from manufacturing to sales. He has been a member of the Diamond Manufacturers and Importers Association since 1964, and has served on the Nominating and Building Committees of the Diamond Dealers Club. In addition, Mr. Schamroth has served as a member of the Board of South Nassau Communities Hospital since 1976, the Board of the Winthrop-South Nassau University Health System since 1993 and the Board of Sound Bank of North Carolina since 2002. He has been a member of the Miami University Business Advisory Board since 1984 and served as its Chairman from 1987-1988. He received his B.S. in Business from Miami University, Oxford, Ohio. He has been nominated for re-election at the 2019 Annual Meeting. The Company believes that Mr. Schamroth is qualified to serve as a member of our Board because of his business and professional experience.

DR. PAUL GITMAN. Dr. Gitman, age 78, is currently a director on the Board and has served as a director of the Company since 1990. He is board certified by the American Board of Internal Medicine, the American Board of Quality Assurance and Utilization Review and the American Board of Medical Quality and is a Master in the American College of Physicians. Following 25 years in private medical practice he joined the fulltime faculty of Long Island Jewish Medical Center where he was Medical Director and later Vice President of Medical Affairs for the North Shore Long Island Jewish Health System until 2009. Since that time, Dr. Gitman has been a consultant in Quality Improvement. Dr. Gitman is currently an Associate Professor of Medicine at The Hofstra North Shore LIJ School of Medicine. He is the immediate past Chairman of the Medical Society of the State of New York's Committee for Physician's Health. He served on the New York State Board of Medicine for 10 years and on various New York State Committees and Task Forces. He is past President of The American College of Medical Quality, the New York Chapter of the American College of Physicians and the Medical Society of the County of Queens. Dr. Gitman received his medical degree from Boston University School of Medicine. The Company believes that Dr. Gitman is qualified to serve as a member of our Board because of his business and professional experience.

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DR. MARK WEGMAN. Dr. Wegman, age 69, is currently a director on the Board and has served as a director of the Company since June 2007. He joined International Business Machines ("IBM") in 1975 where Dr. Wegman is currently Chief Scientist Computing as a Service with worldwide responsibilities in IBM's Research laboratories. Dr. Wegman is recognized for his significant contributions to computer algorithms and compiler optimization that have deeply influenced many areas of computer science and practice. This work was recognized by the Special Interest Group On Programming Languages in 2006 with its Programming Languages Achievement Award. He is an IBM Fellow, which is IBM's highest technical honor, and a Fellow of the ACM and the IEEE. He is also a member of the National Academy of Engineering. Dr. Wegman is the author of over 30 publications in the field of Computer Science. Dr. Wegman received his doctorate in Computer Science from the University of California at Berkeley and has been named a Distinguished Alumnus. Dr. Wegman is the son of our former CEO and Chairman, Edwin H. Wegman and the brother of our former President, Thomas Wegman. Dr. Wegman is the stepson of Toby Wegman, a current director of the Company. The Company believes that Dr. Wegman is qualified to serve as a member of our Board because of his business and professional experience.

TOBY WEGMAN. Ms. Wegman, age 84, is currently a director on the Board and has served as a director of the Company since June 2007. Ms. Wegman is the widow of our former CEO and Chairman, Edwin H. Wegman. Ms. Wegman has had a range of business-related work experiences. For five years she owned and operated a women's apparel business and prior to that managed a women's retail clothing operation. She had also been actively involved in the management of Edwin H. Wegman's business interests and finances for many years. Ms. Wegman is the stepmother of Dr. Mark Wegman, a director of the Company, and the stepmother of our former President, Thomas Wegman. Ms. Wegman is a member of the Lion of Judah, and a lifetime member of both the National Council of Jewish Women and HADASSAH. The Company believes that Ms. Wegman is qualified to serve as a member of our Board because of her business and professional experience.

JENNIFER CHAO. Ms. Chao, age 49, joined as a member of our Board in April 2015. She is a biotech industry expert and Advisory Analyst with CoreStrategies Management, LLC, a strategic consulting firm she founded in 2008. Ms. Chao works integrally with senior managements and boards of directors to provide transformational corporate and financial strategies for maximizing core valuation, working as in-house investment banker and advisory analyst. Previously, Ms. Chao was a Managing Director and Senior Lead Biotechnology Securities Analyst with Deutsche Bank from 2004-2008 where her research coverage spanned small, mid, and large-cap biotechnology companies. Her research forte includes rare genetic diseases, cutting-edge biotechnologies (diagnostic and manufacturing), women's health, pulmonology, neurology, nephrology, oncology, vaccines, cardiology, HIV/HCV, and osteoporosis. Ms. Chao is also a former Managing Director and Senior Lead Biotechnology Analyst with RBC Capital Markets and Vice President and Biotechnology Analyst with Leerink Swann & Co. She received her B.A. majoring in Politics and Greek Classics from New York University in 1992 and was a Research Fellow and recipient of the 1996/1997 Massachusetts General Hospital/Harvard Medical School Biomedical Research Career Award. Ms. Chao has extensive experience understanding corporate finances and analyzing and evaluating financial statements and financial and accounting issues. As a leading securities analyst, she has extensively written and published in-depth securities research and fundamentals valuation research. Her research has served as a primary and secondary source for investment portfolio managers, investment banking and the financial industry press. As part of her duties as an analyst at CoreStrategies, Ms. Chao works closely with senior management and boards, acting as in-house investment banker, negotiating term-sheets and performing financial due diligence for acquisitions and divestitures. As a former managing director and analyst at investment banks, she vetted initial public offerings, follow-on offerings, private placements, PIPES and private financings. Ms. Chao has familiarity with board and audit functions. She held the following licenses, Series 7, 63, 86 and 87. Ms. Chao has extensive knowledge and practice of valuation analysis and corporate vetting and is proficient with generally accepted account principals ("GAAP") and financial statement analysis. The Company believes that Ms. Chao is qualified to serve as a member of our Board due to her in-depth business and professional experience.

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DR. RONALD LAW. Dr. Law, age 66, was appointed Principal Executive Officer of the Company on April 1, 2019. He previously served as Senior Vice President of Business Development of the Company, a position he held since November 2018. Dr. Law has been consulting for the Company since July 15, 2018. Previously, Dr. Law was the Chief Strategy Officer of Oramed Pharmaceuticals Inc., where he was responsible for the development of execution of scientific and business collaborations and partnerships, as well as the identification of new targets and indications for its platform oral peptide delivery technology and pipeline expansion Prior to that, he was a scientific consultant in oncology at Third Coast Therapeutics, a diabetes consultant at Doctor Evidence, and a business development consultant at PharmaIN Corporation. He also held several leadership and strategic roles at Takeda Pharmaceuticals International, spanning U.S. Medical Affairs, Global Medical Affairs, Corporate Strategic Planning, Global Scientific Affairs and Intelligence, and R&D External Innovation, most recently serving as Vice President, of New Frontier Science. Dr. Law holds a Ph.D. in Molecular Biology from University of California at Los Angeles, a J.D. from the Whittier College School of Law, and both an M.S. and B.S. in Biological Sciences from the University of Illinois at Chicago.

PATRICK CALDWELL. Mr. Caldwell, age 57, was appointed Principal Financial Officer of the the Company on April 1, 2019. Prior to his appointment, he served as a financial advisor and provided consulting services to the Company since October 2006. Previously, he provided consulting services to his former employer, Protein Design Labs, Inc. ("PDL"). From February 1992 to April 2005, Mr. Caldwell served as the Vice President of Finance and Controller of PDL, where he was responsible for managing its accounting, financial, tax, purchasing and facilities functions, as well as overseeing all SEC reporting, audits and executive financial reports. Prior to his time at PDL, he served as the Controller of Meta-Software, Inc. from October 1988 to January 1992. Mr. Caldwell holds a B.S. in Finance from San Jose State University.

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PROPOSAL NO. 1-- ELECTION OF DIRECTORS

The Board is responsible for establishing broad corporate policies and monitoring the overall performance of the Company. It selects the Company's executive officers, delegates authority for the conduct of the Company's day-to-day operations to those officers, and monitors their performance. Members of the Board are kept informed of the Company's business by, among other things, participating in Board and Committee meetings and by reviewing analyses and reports.

The Board is divided into three classes with only one class of directors elected in each year. The term of office of the second class of directors, currently consisting of Mr. Michael Schamroth and Dr. Jyrki Mattila, is scheduled to expire on the date of the 2019 Annual Meeting; the third class of directors, currently consisting of Dr. Mark Wegman, Ms. Toby Wegman and Ms. Jennifer Chao is scheduled to expire on the date of the 2020 annual meeting; and the term of the office of the first class of directors, currently consisting of Dr. Paul Gitman, is scheduled to expire at the 2021 Annual Meeting. All directors will hold office for a term of three years, or until their earlier death, resignation, removal or disqualification and until their respective successors are duly elected and qualified. Dr. Mattila was not re-nominated; therefore, he will not be standing for election at the 2019 Annual Meeting.

The individual who has been nominated for election to the Board at the 2019 Annual Meeting is set forth below. If, as a result of circumstances not now known or foreseen, the nominee is unavailable to serve as a nominee for the office of director at the time of the 2019 Annual Meeting, the holders of the proxies solicited by the Proxy Statement may vote those proxies either (i) for the election of a substitute nominee who will be designated by the proxy holders or by the present members of the Board or (ii) for the balance of the nominees, leaving a vacancy. Alternatively, the size of the Board may be reduced accordingly. The Board has no reason to believe that the nominee will be unwilling or unable to serve if elected as a director. The nominee for election as director is uncontested.

The Board of Directors recommends a vote "FOR" the election of the nominee listed below.

The name, position with the Company and age as of the Record Date of the individual who is our nominee for election as a director is:

Name	Age	Position	Director Since
Mr. Michael Schamroth	79	Director	2004

For information as to the shares of the Common Stock held by our nominee, see "Security Ownership of Certain Beneficial Owners and Management," below and for a biographical summary of our director nominee, see "Directors and Executive Officers" above.

There are no arrangements or understandings between the nominee, directors or executive officers and any other person pursuant to which our nominee, directors or executive officers have been selected for their respective positions.

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VOTE REQUIRED

A plurality of the votes cast at the meeting will be required for the election of the director nominees to the second class of directors. The nominee for director with the highest number of affirmative votes will be elected as a director. Broker non-votes and abstentions will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEE FOR DIRECTOR FOR THE SECOND CLASS OF DIRECTORS.  (PROPOSAL NO. 1 ON YOUR PROXY CARD)

BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure

The Board does not have a chairman or a lead independent director. Additionally, the Board does not have a formal policy as to whether the same person may serve as both the principal executive officer of the Company and chairman and, in the event such person does serve in such a dual capacity, whether a lead independent director should be designated by the Board for Board leadership purposes. At the present time, the Board does not believe that such a policy is necessary because it believes that the current Board membership, together with the Company's management, possess the requisite leadership and industry skills, expertise and experiences to effectively oversee the business and affairs of the Company. Moreover, the Board prefers to retain the flexibility to select the appropriate leadership structure for the Company based upon the existence of various conditions, including, but not limited to, business, financial or other market conditions affecting the Company at any given time. Notwithstanding the foregoing, the independent directors of the Board regularly participate in executive sessions outside of the presence of any management directors or other members of the Company's management.

Risk Oversight

Generally, the Board, in its advisory capacity, and the Company's management regularly review the Company's strategic plan, which includes, among other matters, the various business, financial and other market risks confronting, and opportunities available to, the Company at any given time. Specifically, pursuant to the Company's Corporate Governance Guidelines, the Board is charged with assessing major risks facing the Company and reviewing options to mitigate such risks. The Board performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of the Company, the Board addresses the primary risks associated with those operations and corporate functions. In addition, the Board reviews the risks associated with the Company's business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.

The Board has delegated certain risk oversight responsibilities to its committees (the "Committees"). Each of our Committees also oversees the management of the Company's risk that falls within each Committee's areas of responsibility. In performing this function, each Committee has full access to management, as well as the ability to engage advisors. For example, the Audit Committee is required to regularly review and discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures. The Nominating and Corporate Governance Committee is required to regularly review the corporate governance principles of the Company and recommend to the Board any proposed changes it may deem appropriate. The Compensation Committee considers risks related to the attraction and retention of professional talent and the implementation and administration of compensation and benefit plans affecting the Company's employees. The Intellectual Property Committee, an informal committee of the Board, considers risks related to the Company's intellectual property strategy, which includes, among other things, the Company's intellectual property development, maintenance, licensing, litigation, prosecution and protection strategies. The Licensing Committee screens potential development opportunities and provides briefings to the Board for final approval. All Committees are required, pursuant to their respective charters, to report regularly to the Board. The activities of the Audit, Nominating and Corporate Governance and Compensation Committees are more fully described below.

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Board Determination of Director Independence

Our securities are listed on the Nasdaq Global Market ("Nasdaq") and we use the standards of "independence" prescribed by rules set forth by Nasdaq. Under Nasdaq rules, a majority of a listed company's board of directors must be comprised of independent directors. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company's audit committee and compensation committee be independent and satisfy additional independence criteria set forth in Rules 10A-3 and 10C-1, respectively, under the Exchange Act. Under Nasdaq rules, a director will only qualify as an "independent director" if, in the opinion of that company's board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that each of Jennifer Chao, Dr. Paul Gitman and Michael Schamroth, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards of the Nasdaq rules and the SEC. Our Board, upon recommendation of the Nominating and Corporate Governance Committee, has determined that each of Toby Wegman and Dr. Mark Wegman do not qualify as "independent" under the Nasdaq rules. Our Board has also determined that each of the current members of our Audit Committee and our Compensation Committee satisfies the independence standards for such committee established by Rules 10A-3 and 10C-1 under the Exchange Act, the SEC rules and the Nasdaq rules, as applicable, and that the current members of the Nominating and Corporate Governance Committee are also independent.

Board Meetings

The Board met 7 times during the calendar year ended December 31, 2018. Each of the directors attended at least 75% of the meetings of the Board and the Committees on which he or she served during the year ended December 31, 2018. All Board members serving on the Board at such time attended our 2018 annual meeting of stockholders. While the Company does not have a formal policy relating to annual meeting attendance, the Company encourages its directors to attend the annual meeting of Stockholders.

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Executive sessions, or meetings of the independent directors without management present, are held regularly. The independent directors met in executive session during each regularly scheduled Board meeting during the year ended December 31, 2018.

Committees and Committee Meetings

The Board has a standing Audit Committee, a Nominating and Corporate Governance Committee, and Compensation Committee, each of which is composed solely of independent directors, and is described more fully below. The members of each of the Audit, Nominating and Corporate Governance and Compensation Committees are appointed by our Board. From time to time, the Board may establish other committees. Below is a description of the three principal Committees. The charters of each Committee are available on our website at www.biospecifics.com under "Investors - Corporate Governance."

Audit Committee and Audit Committee Financial Expert

The Audit Committee is composed of Dr. Gitman, Ms. Chao, and Mr. Schamroth. Dr. Gitman serves as the Chair of the Audit Committee. The Audit Committee has determined that Ms. Chao is an "audit committee financial expert" within the meaning of the SEC's rules and regulations and has the level of financial sophistication required by Nasdaq Rule 5605(c)(2)(A). The Audit Committee believes that Ms. Chao's experience, as discussed in her biography above, qualifies her as an "audit committee financial expert."

As noted above, the Audit Committee is governed by its Charter. The Audit Committee assists the Board in overseeing and monitoring: (1) the integrity of the financial statements of the Company; (2) the Company's compliance with legal and regulatory requirements; (3) the qualifications and independence of the Company's registered public accounting firm; (4) the performance of the Company's registered public accounting firm and any internal audit functions; and (5) the business practice and ethical standards of the Company. The Audit Committee has the authority to engage independent legal, accounting and other advisers, as it determines necessary to carry out its duties.

The Audit Committee met 5 times during 2018.

Compensation Committee

The Compensation Committee is composed of Ms. Chao, Mr. Schamroth and Dr. Gitman. Ms. Chao serves as the Chair of the Compensation Committee. As noted above, the Compensation Committee is governed by the Compensation Committee Charter. In addition to the risk oversight responsibilities discussed above, the Compensation Committee's other responsibilities include: (1) reviewing and approving and recommending to the Board for approval as appropriate, the compensation of our executive officers following consideration of corporate goals and objectives relevant to such executive officers; (2) overseeing the evaluation of the Company's senior executives; (3) reviewing and making recommendations to the Board regarding incentive compensation and equity-based plans; and (4) administering our stock option plans. Pursuant to its charter, the Compensation Committee may delegate to one or more executive officers of the Company the power to grant options or other stock awards to employees of the Company or any subsidiary of the Company who are not directors or executive officers of the Company. Additionally, the Compensation Committee may form and delegate authority to one or more subcommittees as it deems appropriate. The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. The Compensation Committee did not use or retain any compensation consultant during the year ended December 31, 2018.

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The Compensation Committee met 3 times during 2018.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is composed of Mr. Schamroth, Dr. Gitman, and Ms. Chao. Mr. Schamroth serves as the Chair of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is governed by the Nominating and Corporate Governance Committee Charter. In addition to the risk oversight responsibilities discussed above, the Nominating and Corporate Governance Committee's other responsibilities include: (1) identifying individuals qualified to become Board members and to recommend to the Board the nominees for director at annual meetings of Stockholders; (2) recommending to the Board nominees for each Committee; (3) developing and recommending to the Board corporate governance principles applicable to the Company; and (4) leading the Board in its annual review of the Board's performance.

The Nominating and Corporate Governance Committee met 5 time during 2018.

Polices Governing Director Nominations

Director Nomination Process

Our Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the Nominating and Corporate Governance Committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate. The Nominating and Corporate Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The Nominating and Corporate Governance Committee is responsible for ensuring that the composition of the Board accurately reflects the needs of the Company's business and, in furtherance of this goal, for proposing the addition of members and the necessary resignation of members for purposes of obtaining the appropriate members and skills. The Nominating and Corporate Governance Committee recommends, and the Board nominates, candidates to stand for election as directors.

Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, through the use of other advisors, through the recommendations submitted by Stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. Once candidates have been identified, our Nominating and Corporate Governance Committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, detailed questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. The Nominating and Corporate Governance Committee then meets as a group to discuss and evaluate the qualifications and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the Nominating and Corporate Governance Committee recommends candidates as director nominees for election to the Board for the Board's approval.

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Stockholders may also nominate persons to be elected as directors. The Nominating and Corporate Governance Committee will consider director candidates recommended by our Stockholders, in accordance with the Company's bylaws. If a Stockholder wishes to nominate a person for election as director, he or she must follow the procedures contained in our bylaws. In evaluating candidates recommended by our Stockholders, the Nominating and Corporate Governance Committee applies the same criteria set forth below under "Qualifications." To nominate a person to stand for election as a director at the 2020 Annual Meeting of Stockholders, a Stockholder must provide our Secretary with timely notice of the nomination. The procedures for Stockholder submission of a notice of nomination of a person or persons as directors of the Company is set forth below in "Requirements for Stockholders to Submit Nominees for Inclusion in our Proxy Materials and Alternative Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials."

Qualifications

The Nominating and Corporate Governance Committee may receive from Stockholders and others recommendations for nominees for election to the Board and recommend to the Board candidates for Board membership for consideration by the Stockholders at the annual meeting of Stockholders and candidates for election to the Board at intervals between annual meetings. In recommending candidates to the Board, the Committee takes into consideration the Board's criteria for selecting new directors, including but not limited to, integrity, past achievements, judgment, intelligence, relevant experience and the ability of the candidate to devote adequate time to Board duties. While the Company does not have a formal policy relating to diversity, the Nominating and Corporate Governance Committee does consider diversity in its evaluation of potential candidates. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is a prerequisite for any Board candidate. In order for the Board to fulfill its responsibilities, our Nominating and Corporate Governance Committee believes that the Board should include directors possessing a blend of experience, knowledge and ability.

Family Relationships

Dr. Mark Wegman, a current director, is the stepson of Ms. Toby Wegman, a current director.

Code of Business Conduct and Ethics and Corporate Governance Guidelines

The Company's Amended and Restated Code of Business Conduct and Ethics (the "Code of Ethics") applies to, among other persons, members of our Board, our officers, contractors, consultants and advisors. A copy of our Code of Ethics is available on our website at www.biospecifics.com under "Investors-Corporate Governance" or by requesting a copy, free of charge, in writing from our Principal Executive Officer at BioSpecifics Technologies Corp., 35 Wilbur Street, Lynbrook, NY 11563. We intend to post on our website any amendment to, or waiver under, a provision of the Code of Ethics that applies to certain of our executive officers within four business days following the date of such amendment or waiver.

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A copy of the Corporate Governance Guidelines may also be accessed free of charge by visiting the website at www.biospecifics.com under "Investors-Corporate Governance" or by requesting a copy from our Executive Principal Officer at our principal executive offices above.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who beneficially own more than ten percent of our shares of Common Stock to file reports of their beneficial ownership and changes in ownership (Forms 3, 4 and 5, and any amendment thereto) with the SEC. Executive officers, directors, and greater-than-ten-percent holders are required to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the Forms 3, 4, and 5, as applicable, furnished to us for the fiscal year ended December 31, 2018, we have determined that our executive officers, directors and greater-than-ten-percent beneficial owners filed their beneficial ownership and change in ownership reports with the SEC in a timely manner.

RELATED PERSONS TRANSACTIONS

Engagement of Gibbons P.C.

The Company has engaged Gibbons P.C. (the "Gibbons Law Firm") as legal counsel for certain specific matters in 2017. Mr. George Gould, a former member of the Board who resigned from the Board effective November 8, 2017, is "Counsel" at the Gibbons Law Firm. To date, the Gibbons Law Firm has invoiced the Company less than $50,000 in the aggregate for services rendered. As counsel to the Gibbons Law Firm, Mr. Gould had no financial interest in any payments made by the Company to the Gibbons Law Firm.

There were no related party transactions in 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based on information publicly filed and provided to us by certain holders, the following table shows the amount of our Common Stock beneficially owned as of the close of business on the Record Date, April 15, 2019, by (i) each person known by us to beneficially own more than five percent of our voting securities, (ii) each named executive officer, (iii) each of our directors, and (iv) all of our executive officers and directors as a group. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock that could be issued upon the exercise of outstanding options and warrants held by that person that are currently exercisable or exercisable within 60 days are considered outstanding. As of the Record Date, we had 7,286,902 shares of Common Stock outstanding. Unless otherwise stated in a footnote, each of the beneficial owners listed below has direct ownership of and sole voting power and investment power with respect to the shares of our Common Stock.

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Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage
5% or Greater Stockholders:
Edwin H. Wegman Marital Trust Trustee Toby Wegman 35 Wilbur Street Lynbrook, NY 11563	947,473(1)	12.88%
Jeffrey K. Vogel 1 Meadow Drive Lawrence, NY 11559	519,326(2)	7.06%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	513,957(3)	6.99%
Renaissance Technologies LLC 800 Third Avenue New York, NY 10022	508,347(4)	6.91%
Directors and Named Executive Officers
Dr. Ronald Law Principal Executive Officer	-	*
Patrick Caldwell Principal Financial Officer	6,000	*
Toby Wegman Director	947,473(5)	12.88%
Michael Schamroth Director	114,000	1.55%
Dr. Mark Wegman Director	80,272	1.09%
Dr. Paul Gitman Director	20,000	*
Dr. Jyrki Mattila Director	19,126	*
Jennifer Chao Director	18,750	*
All Executive Officers and Directors as a Group ( persons)	1,205,621	16.39%

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* Indicates less than 1% ownership.

(1) The shares of Common Stock beneficially owned by the Edwin H. Wegman Marital Trust are included in the number disclosed in this chart for Toby Wegman, the trustee of the Edwin H. Wegman Marital Trust. As disclosed in her respective footnote, the shares of Common Stock owned by the Edwin H. Wegman Marital Trust are indirectly held by the trustee, who disclaim beneficial ownership of the shares in the Edwin H. Wegman Marital Trust, except to the extent of her pecuniary interest therein.

(2) In the Schedule 13G filed with the SEC on February 19, 2019, Jeffrey K. Vogel reported beneficial ownership of an aggregate amount of 519,326 shares. Jeffrey K. Vogel has sole voting power with respect to 519,326 shares, shared voting power with respect to 519,326 shares, sole dispositive power with respect to 519,326 shares, and shared dispositive power with respect to 519,326 shares.

(3) In the Schedule 13G filed with the SEC on February 7, 2019, BlackRock, Inc. reported beneficial ownership of an aggregate amount of 513,957 shares. BlackRock, Inc. has sole voting power with respect to 441,395 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 513,957 shares, and shared dispositive power with respect to 0 shares.

(4) In the Schedule 13G/A filed with the SEC on February 12, 2019, Renaissance Technologies LLC reported beneficial ownership of an aggregate amount of 508,347 shares. Renaissance Technologies LLC has sole voting power with respect to 508,347 shares, shared voting power with respect to 0 shares, sole dispositive power with respect to 508,347 shares, and shared dispositive power with respect to 0 shares.

(5) Includes indirect ownership of 947,473 shares of Common Stock beneficially owned by the Edwin H. Wegman Marital Trust, for which Ms. Wegman disclaims beneficial ownership except to the extent of her pecuniary interest therein.

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2018/2019 EXECUTIVE OFFICERS

Thomas Wegman served as the Company's President for the entirety of fiscal 2018 and was the Company's sole named executive officer during 2018. His 2018 compensation, which consisted of a base salary of $400,000, is discussed in detail below.

On March 13, 2019, Mr. Wegman passed away. On April 1, 2019, the Company appointed Dr. Ronald Law to the role of Principal Executive Officer and Mr. Patrick Caldwell to the role of Principal Financial Officer. Both Dr. Law and Mr. Caldwell were appointed on an interim basis, while the Company conducts an executive search to fill the positions permanently.

SUMMARY COMPENSATION TABLE

The following table summarizes the annual compensation paid to our named executive officer for the two fiscal years ended December 31, 2018 and 2017. Mr. Wegman was the sole named executive officer during 2018. The Summary Compensation Table excludes the following columns, which were not part of Mr. Wegman's compensation for 2018 and 2017: Bonus, Stock Awards, Option Awards, Non-Equity Incentive Plan Compensation, and Change in Pension Value and Nonqualified Deferred Compensation Earnings.

Name And Principal Position	Year	Salary ($)(2)	All Other Compensation ($)	Total ($)
Thomas Wegman President, Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer(1)	2018	400,000	-	400,000
	2017	400,000	3,068(3)	403,608

(1) Mr. Wegman also served as the President of the Company's wholly-owned subsidiary, Advance Biofactures Corporation, for no additional compensation.

(2) On January 25, 2018, the Company's Compensation Committee established the annual base salary and target bonus amounts for 2018 for Thomas L. Wegman, President of the Company. The Committee established that Mr. Wegman's base salary amount for 2018 would be $400,000 (the "Base Salary").

(3) Includes the cost of the vehicle leased by the Company for use by Mr. Wegman during 2017.

NARRATIVE DISCLOSURE TO SUMMARY COMPENSATION TABLE

Employment Agreements

Wegman Employment Agreement

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On August 5, 2008, the Company entered into an Executive Employment Agreement with Mr. Wegman (the "Wegman Employment Agreement"). The Wegman Employment Agreement required us to provide compensation and/or other benefits to Mr. Wegman during his employment and in the event of his termination of employment under certain circumstances. The Wegman Employment Agreement terminated upon Ms. Wegman's death; however, as Mr. Wegman was the Company's only named executive officer in 2018, the Company is providing a summary of these arrangements despite his passing subsequent to December 31, 2018.

Pursuant to the terms of the Wegman Employment Agreement, if the Company terminated Mr. Wegman's employment without cause or if Mr. Wegman resigned from his employment with the Company for good reason, then Mr. Wegman was entitled to: (i) a lump sum payment equal to the average of Mr. Wegman's annual base salary and bonuses paid by the Company to Mr. Wegman over the prior five years, multiplied by three; (ii) continuation of his participation in the Company's benefit plans for 18 months; (iii) 100% of any options to purchase shares of common stock then held by Mr. Wegman, which options, then subject to vesting, would have been accelerated and would have become fully vested and exercisable; and (iv) any restrictions on shares of common stock would have expired in their entirety.

If Mr. Wegman's employment with the Company terminated voluntarily without Cause (as defined below) by Mr. Wegman, for Cause by the Company or due to Mr. Wegman's death or disability, then Mr. Wegman was not entitled to any severance.

Mr. Wegman's receipt of any severance was subject to him signing and not revoking a customary release of claims. In addition, if Mr. Wegman engaged in specified conduct during the 12-month period following his termination or breached any other agreement with the Company relating to nondisclosure of confidential information, in addition to other remedies available to the Company, the Company was permitted to seek disgorgement from Mr. Wegman.

Law Employment Agreement

In connection with Dr. Law's appointment as Principal Executive Officer on an interim basis, Advance Biofactures Corporation ("ABC"), a wholly-owned subsidiary of the Company, entered into an amended offer letter with Dr. Law, dated April 1, 2019 (the "Law Employment Agreement"), pursuant to which ABC agreed to increase Dr. Law's annual salary to $375,000. Additionally, Dr. Law is entitled to a lump sum payment of $93,750 in the event that his employment is terminated without cause; provided, however, such severance payment is conditioned upon Dr. Law executing a separation agreement containing a general release. Dr. Law also is party to a Confidentiality and Inventions Assignment Agreement, dated November 16, 2018, between himself and ABC.

Caldwell Employment Agreement

In connection with Mr. Caldwell's appointment as Principal Financial Officer on an interim, part-time basis, the Company entered into a consulting agreement (the "Caldwell Employment Agreement") with Mr. Caldwell, dated April 1, 2019, pursuant to which the Company agreed to pay Mr. Caldwell a monthly stipend of $30,000 for each completed one-month period. Mr. Caldwell will continue to be treated by the Company as an independent contractor. The Company also agreed to issue to Mr. Caldwell, on a quarterly basis, 500 restricted stock units ("RSUs") up to a maximum of 2,000 RSUs. The RSUs vest 25% each year on the first through fourth anniversaries of the date of issuance, subject to Mr. Caldwell's continued service to the Company through the applicable vesting date. In the event the Agreement is terminated without cause, the issued RSUs will fully vest and Mr. Caldwell is entitled to a lump sum payment of $360,000 and, if he has not been issued all of the 2,000 RSUs at such time, then the Company will issue the remaining RSUs, which will be fully vested at the time of issuance. The Company previously entered into an indemnification agreement in favor of Mr. Caldwell dated September 12, 2012, which remains in full force and effect.

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Amended and Restated 2001 Option Plan

On April 23, 2009, our Board adopted the Amended and Restated BioSpecifics Technologies Corp. 2001 Stock Option Plan (the "2001 Plan"). The 2001 Plan was approved by Stockholders on June 17, 2009. The following description is a summary of the 2001 Plan.

  Purpose. The purpose of the 2001 Plan is to advance the interests of the Company by providing a material incentive for the continued services of those key employees, independent agents, consultants, attorneys and directors of the Company or its subsidiaries who have made significant contributions toward the Company's success and development, by encouraging those key employees, independent agents, consultants, attorneys and directors to increase their proprietary interest in the Company and by attracting new, able executives to employment with the Company or its subsidiaries.

  Types of Awards and Eligibility. The options granted under the 2001 Plan may be either qualified incentive stock options or non-qualified stock options, within the discretion of the Board. Non-qualified stock options may be granted to any participant, including Key Employees, Consultants and Participating Directors (each as defined in the 2001 Plan). Qualified incentive stock options may be awarded only to Key Employees (including directors who are Key Employees).

  Administration. The 2001 Plan is administered by a committee consisting of the entire Board of the Company or at least two directors, each of whom are "non-employee" directors within the meaning of Rule 16b-3 promulgated under the Exchange Act (the "Committee"). The Committee selects the prospective participants and grants options to such individuals.

  Additional Provisions. In general, options granted under the 2001 Plan are exercisable in four equal, annual installments commencing one year after the grant date, although the Board, in its discretion, may provide for different vesting schedules. Options granted under the 2001 Plan terminate (become non-exercisable) upon the expiration of ten years from the grant date or earlier; however, qualified incentive stock options granted to a ten-percent stockholder terminate no later than the expiration of five years from the grant date.

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  Adjustments. In the event of a subsequent change in capitalization by reason reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or other similar transaction, the Committee determines the appropriate adjustments, if any, to (i) the maximum number and class of common shares or other stock or securities with respect to which options may be granted under the 2001 Plan in the aggregate and to any participant during any calendar year and (ii) the number and class of common shares or other stock or securities which are subject to outstanding options granted under the 2001 Plan and the exercise price therefor. The 2001 Plan, however, does not provide any participant anti-dilution or similar protection and the adjustments referred to above may be made in the sole and absolute discretion of the Committee.

  Effect of Certain Transactions. In the event of a merger or the sale of substantially all of the assets of the Company, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation. If the successor corporation refuses to or does not assume the option or substitute an equivalent option therefor, the participant has the right to exercise the option as to all of the common shares subject to the option.  Additionally, the Committee has the authority to accelerate the exercisability of any options in accordance with the terms of the 2001 Plan.

  Amendment and Termination. The Board may alter, amend or terminate the 2001 Plan at any time, without obtaining any approval of the Company's stockholders; except that the 2001 Plan may not be amended without stockholder approval to (a) change the exercise price of options (excepting proportionate adjustments made in accordance with the 2001 Plan); (b) change the requirement that the exercise price per common share not be less than 100% of the fair market value of the common shares on the grant date (or less than 110% in the case of ten-percent stockholders being issued qualified incentive stock options); or (c) increase the number of common shares available for grant under the 2001 Plan.

Additional Information Regarding Mr. Wegman's 2018 Compensation

Mr. Wegman was not awarded a bonus in 2018; instead, the Executive Committee of the Board agreed to pay his widow upon his death $250,000, together with accrued but unused vacation, as a death benefit.

DIRECTOR COMPENSATION

Overview of Director Compensation Program

Current Director Compensation Arrangements

The Company's current director compensation policy provides that independent directors receive $45,000 annually for their service on the Board, while non-independent, non-employee directors receive $22,000, except in the case of Dr. Mark Wegman as set forth in the table below. Each non-employee director also receives an additional $5,000 annually to the extent that such non-employee director is a member of a formal or informal Committee and an additional $5,000 annually to the extent that such non-employee director is a chair of any such Committee. The Audit Committee Financial Expert also receives an additional $10,000 annually for such service. The Intellectual Property Committee IP Expert, if any, receives an additional $10,000 annually for such service. Directors are also eligible to receive options under the Company's 2001 Stock Option Plan.

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Change of Control Agreements for Certain Independent Directors

On June 18, 2007, the Company entered into Change of Control Agreements with its directors, Paul Gitman, and Michael Schamroth; on April 22, 2015, the Company entered into Change of Control Agreements with each of Jennifer Chao and Jyrki Mattila (each agreement, a "Director Change of Control Agreement"). Pursuant to the terms of the Director Change of Control Agreement, in the event that the director's service on the Board is terminated pursuant to a transaction resulting in a Change of Control, as defined below, then (i) 100% of any options to purchase shares of Common Stock then held by the director, which options are then subject to vesting, shall be accelerated and become fully vested and exercisable on the date immediately preceding the effective date of such termination and (ii) if, on the date immediately preceding the effective date of such termination, the director then holds shares of Common Stock that are subject to restrictions on transfer issued to the director in a transaction other than pursuant to the exercise of a stock option, then, such restrictions shall expire in their entirety on the date immediately preceding the date of termination and all of such shares of Common Stock shall become transferable free of restriction, subject to the applicable provisions of federal and state securities laws.

Under the Director Change of Control Agreements, a "Change of Control" means the occurrence of any one of the following:

  the acquisition by any "person" (as such term is defined in Section 3(a)(9) of the Exchange Act), other than the Company or its affiliates, from any party of an amount of the capital stock of the Company, so that such person holds or controls 40% or more of the Company's capital stock; or
  a merger or similar combination between the Company and another entity after which 40% or more of the voting stock of the surviving corporation is held by persons other than the Company or its affiliates; or
  a merger or similar combination (other than with the Company) in which the Company is not the surviving corporation; or
  the sale of all or substantially all of the Company's assets or business.

DIRECTOR COMPENSATION TABLE

The following table summarizes the annual compensation paid to our directors for the fiscal year ended December 31, 2018. Mr. Wegman served as our President and received no additional compensation to serve on the Board as a director during 2018.

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Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)	Total
Dr. Paul Gitman	45,000	--	45,000
Michael Schamroth	45,000	--	45,000
Dr. Mark Wegman	50,000	--	50,000
Toby Wegman	22,000	--	22,000
Dr. Jyrki Mattila	75,000	270,150(2)	345,150
Ms. Jennifer Chao	70,000	270,150(2)	340,150

(1) Reflects the aggregate dollar amount of all fees earned or paid in cash for services as a director, including committee fees.

(2) On March 15, 2018, in connection with their appointments to the Board's Licensing Committee, each of Dr. Mattila and Ms. Chao received a stock option grant of 15,000 shares of Common Stock. The stock options vest in equal installments over a four-year period commencing on the grant date. As of the Record Date, 3,750 of each of Dr. Mattila's and Ms. Chao's stock options have vested.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of our Board is responsible for assisting the Board in fulfilling its oversight responsibilities regarding the Company's financial accounting and reporting processes, system of internal control, audit process, and process for monitoring compliance with laws and regulations.

Management of the Company has the primary responsibility for the Company's consolidated financial statements as well as the Company's financial reporting process, accounting principles and internal controls. EisnerAmper LLP, the Company's independent registered public accounting firm, is responsible for performing an audit of the Company's consolidated financial statements and internal control over financial reporting, and expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles and the effectiveness of the Company's internal control over financial reporting.

In this context, the Audit Committee reviewed and discussed the audited financial statements of the Company as of and for the year ended December 31, 2018 with the Company's management and the independent registered public accounting firm. To ensure independence, the Audit Committee met separately with EisnerAmper LLP and members of the Company's management. These reviews included discussion with the independent registered public accounting firm of matters required to be discussed pursuant to the auditing standards of the Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301 (Communications with Audit Committees). In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the PCAOB and it has discussed with the independent registered accounting firm its independence from the Company.

Based on the reviews and discussions described above, the Audit Committee recommended to the Board the inclusion of the audited financial statements in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, for filing with the Securities and Exchange Commission.

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This Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any of our other filings under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in such filing.

/s/ The Audit Committee

Dr. Paul Gitman, Chair
Michael Schamroth
Jennifer Chao

PROPOSAL NO. 2-RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are asking our Stockholders to ratify the Audit Committee's selection of EisnerAmper LLP ("EisnerAmper") as our independent registered public accounting firm for the fiscal year ending December 31, 2019. EisnerAmper has served as our independent registered public accounting firm since October 10, 2014. The services provided to us by EisnerAmper during 2018 are described under "Principal Accountant Fees and Services."

Although Stockholder ratification is not required by our bylaws or otherwise, the Board believes it is advisable to provide Stockholders an opportunity to ratify this selection and is submitting the selection of EisnerAmper to our Stockholders for ratification as a matter of good corporate practice. If the selection is not ratified, the Audit Committee will consider whether it is appropriate to select another independent registered public accounting firm, but is not required to do so. Even if the selection is ratified, the Audit Committee in its discretion may select a different registered public accounting firm at any time during the year if the Committee determines that such a change would be in the best interests of the Company and our Stockholders.

We expect that a representative of EisnerAmper will attend the 2019 Annual Meeting, either in person or via telephone, and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from Stockholders.

The Audit Committee annually reviews the independent registered public accounting firm's independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm's performance.

Principal Accountant Fees and Services

We regularly review the services and fees of our independent registered public accountants. These services and fees are also reviewed by the Audit Committee on an annual basis. The following table shows the fees paid or accrued by the Company for audit and other services provided by EisnerAmper for 2018 and 2017. The aggregate fees billed for the fiscal years ended December 31, 2018 and 2017 for each of the following categories of services are as follows:

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	2018($)	2017($)
Audit fees(1)	234,790	173,200
Audit-related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	234,790	173,200

__________
(1) Consists of fees billed for the audit of our annual financial statements, review of financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

The Audit Committee pre-approves all auditing services, internal control related services and permitted non-audit services (including the fees and terms thereof) to be performed by EisnerAmper, subject to the de minimis exception for non-audit services that are approved by the Audit Committee prior to the completion of an audit. The Audit Committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by the Company's independent registered public accounting firm. This policy generally provides that the Company will not engage its independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, the Audit Committee may pre-approve specified types of services that are expected to be provided to the Company by its independent registered public accounting firm during the next 12 months. Any such pre-approval is detailed as to the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

VOTE REQUIRED

The affirmative vote of a majority of shares of our common stock, present in person or represented by proxy at the 2019 Annual Meeting and entitled to vote, is required to ratify the selection of our independent registered public accountants.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS
THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
(PROPOSAL NO. 2 ON YOUR PROXY CARD)

PROPOSAL NO. 3- Approval of the Biospecifics Technologies Corporation 2019 Omnibus Incentive Compensation Plan

Overview and Background

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On April 25, 2019, our Compensation Committee, subject to shareholder approval, unanimously approved and adopted the BioSpecifcs Technologies Corporation 2019 Omnibus Incentive Compensation Plan (the "2019 Plan"). The 2019 Plan is a long-term incentive plan designed to encourage our employees (including our executive officers), non-employee directors, and certain consultants and advisors who provide services to the Company and its subsidiaries with the opportunity to own Company common stock and incentivize these individuals to promote the Company's success. We believe that participation in the 2019 Plan will encourage eligible participants to contribute to the success and growth of the business of the Company, thereby benefiting the Company's Stockholders and aligning the economic interests of participants, including our executive officers, with those of our Stockholders.

The 2019 Plan will include a replenished reserve of up to 1,247,598 shares of our common stock. The share reserve may be adjusted, and additional or fewer shares may be awarded under the 2019 Plan, as described in more detail under "Shares Available" below.

The 2019 Plan will serve as the successor to the BioSpecifics Technologies Corporation Amended and Restated 2001 Stock Option Plan ("2001 Plan"). If approved by Stockholders at the 2019 Annual Meeting, the 2019 Plan will be effective upon such approval ("Effective Date"). We will not grant any further awards under the 2001 Plan on or after the Effective Date. However, each outstanding award under the 2001 Plan will remain outstanding under the 2001 Plan and continue to be governed under its terms and any applicable award agreement.

Purpose of this Proposal

Nasdaq rules require the Company to submit the 2019 Plan for shareholder approval. Additionally, we are asking Stockholders to approve the material terms of the 2019 Plan as a matter of good corporate governance.

Equity compensation is a vital component of our executive compensation philosophy, and plays a pivotal role in our ability to continue to attract, retain, and motivate executive officers, employees, non-employee directors, and key consultants and advisors who are critical to our success. Upon shareholder approval, the 2019 Plan will be the only discretionary plan that enables us to grant new equity awards to our employees, non-employee directors, and other service providers. Our Board believes it is in the best of interest of the Company and its Stockholders to approve the 2019 Plan in order to continue to motivate outstanding performance by these individuals. If this proposal is not approved, we believe that we would be at a disadvantage against our competitors for recruiting, retaining, and motivating those individuals who are critical to our success. We also could be forced to increase cash compensation, thus reducing resources available to meet our business needs.

Determination of Share Reserve under the 2019 Plan

We are asking Stockholders to approve 1,100,000 new shares authorized for issuance under the 2019 Plan, plus up to 147,598 shares reserved for issuance under the 2001 Plan that remained available for grant under the 2001 Plan as of April 22, 2019, as adjusted as described below under "Summary of the Stock Plan - Shares Available."

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Our Board considered a number of factors in determining the number of new shares authorized for future issuance under the 2019 Plan, including the number of shares remaining available under the 2001 Plan, our past share usage (sometimes called our "burn rate"), our estimate of the number of shares needed for future awards, a dilution analysis, competitive data from relevant peer companies, and the current and anticipated future accounting expense associated with our equity award practices.

Based on this analysis, the Board approved 1,100,000 new shares available for issuance under the 2019 Plan and an aggregate share reserve of 1,247,598. Approval of the 2019 Plan will ensure that we have an adequate number of shares available for future awards, enabling us to continue to align the interests of our executive officers, employees, non-employee directors, and consultants and advisors with those of our Stockholders.

Current Overview of Outstanding Equity Awards

As of April 22, 2019, there were 175,500 shares subject to outstanding stock options, zero shares of outstanding and unvested restricted stock units ("RSUs"), zero shares subject to outstanding and unvested performance stock units ("PSUs"), and 147,598 shares available for future awards under the 2001 Plan.

Key Features of the Plan

Our Board believes that the 2019 Plan incorporates and promotes best practices by reinforcing the alignment between equity compensation arrangements for eligible participants and Stockholders' interests. The 2019 Plan includes the following key features:

  Administration. The Compensation Committee, which is composed entirely of independent, non-employee directors, administers the 2019 Plan.

  Minimum Vesting Requirements. The 2019 Plan establishes a minimum vesting requirement - any awards granted under the 2019 Plan generally may not vest over a period of less than one year from the grant date. Up to 5% of shares of the Company Stock subject to the 2019 Plan's share reserve may be granted without regard to this minimum vesting requirements for (i) awards to non-employee directors that vest on the earlier of the one-year anniversary of the grant date and the next annual meeting of Stockholders and (ii) adjustments permitted by the 2019 Plan.

  No Liberal Share Recycling. The following shares may not be added back to the pool of shares available for issuance under the 2019 Plan: (i) any shares used in payment upon exercise of stock options or stock-settled stock appreciation rights ("SARs"); (ii) shares not issued upon the settlement of SARs; (iii) any shares withheld or surrendered for the payment of taxes relating to any award; and (iv) shares not issued or delivered as a result of the net settlement of an outstanding SAR or option. If any outstanding awards are settled in cash, the shares underlying such awards will again become available for issuance under the 2019 Plan.

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  Annual Limits on Awards, Including Awards to Non-Employee Directors. The maximum aggregate grant date fair value of all awards made to a non-employee director in any fiscal year, together with any cash payments to the non-employee director for director services during such fiscal year, cannot exceed $400,000 in total value. The 2019 Plan also generally limits the maximum number of shares that may be granted during any one fiscal year to any individual participant (other than a non-employee director) to 50,000 shares.

  Explicit "No Repricing" Provisions. Subject to certain adjustment provisions, the 2019 Plan expressly provides that the terms of stock options or SARs may not be amended or replaced, without shareholder approval, to (i) reduce the exercise or base price of outstanding options or SARs, (ii) cancel outstanding options or SARs in exchange for options or SARs with a lowered exercise or base price, or (iii) replace outstanding options or SARs in exchange for other awards or cash at a time when the exercise price of such options or SARs is higher than the fair market value of a share of common stock.

  Clawback/Recoupment Provision. The 2019 Plan includes a "clawback" or recoupment provision, which provides that awards will be subject to cancellation or forfeiture pursuant to any clawback, recoupment or similar policy required by law or otherwise adopted by the Board.

  No Discounted Stock Options or SARs. The 2019 Plan requires that stock options and SARs must have an exercise price equal to at least the fair market value of our common stock on the date the award is granted.

  No Liberal Change in Control Definition. The 2019 Plan defines change in control based, in part, on the consummation of the transaction rather than the announcement or shareholder approval of the transaction.

  For All Awards, No Dividend Payments Unless Awards Vest or Are Earned. The 2019 Plan prohibits paying dividends on stock options or SARs, and expressly provides that no dividends or dividend equivalents will be paid on restricted share and restricted share units (including performance-based awards) unless and until the applicable vesting and/or performance requirements have been satisfied or achieved.

  No Tax Gross-Ups. The 2019 Plan does not provide for any tax gross-ups.

Summary of the 2019 Plan

The following summary of the principal features of the 2019 Plan is qualified in its entirety by reference to the complete text of the 2019 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose. The purpose of the 2019 Plan is to provide employees, non-employee directors, and certain consultants and advisors of the Company and its subsidiaries with the opportunity to receive grants of incentive stock options ("ISOs"), non-qualified stock options ("NSOs"), SARs, restricted stock, RSUs (including performance-based RSUs) and other awards. The Company believes that the 2019 Plan will encourage these participants to contribute to the success and growth of the business of the Company, which benefits our Stockholders. We also believe that the 2019 Plan will encourage ownership of our common stock by our executive officers, employees, non-employee directors, and consultants and advisors, which aligns these participants' interests with those of our Stockholders.

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Administration. Generally, the Compensation Committee has full power and authority to administer and interpret the 2019 Plan, including the authority to determine (i) who is eligible to receive awards under the 2019 Plan and (ii) the terms and provisions of such awards and of the applicable award agreements. Pursuant to the terms of the 2019 Plan, the Compensation Committee may delegate to our CEO the authority to grant awards to certain participants (excluding executive officers and non-employee directors who are subject to the reporting requirements of Section 16 of the Exchange Act).

Eligibility. All employees (including our executive officers) and non-employee directors of the Company and its subsidiaries are eligible to participate in the 2019 Plan. Certain consultants and advisors of the Company and its subsidiaries ("Key Advisors") also are eligible to participate in the 2019 Plan, subject to the prescriptions and requirements set forth in the 2019 Plan. As of April 22, 2019, approximately five employees (including one executive officers), six non-employee directors, and two Key Advisors would be eligible to participate in the 2019 Plan. As of April 22, 2019, approximately two current and former employees (including one current executive officers), four current non-employee directors, and two Key Advisors hold outstanding equity awards under the 2001 Plan.

Because our executive officers and non-employee directors are eligible to receive awards under the 2019 Plan, they may be deemed to have a personal interest in the approval of this Proposal 3.

Shares Available. The maximum number of shares of common stock authorized for issuance under the 2019 Plan is 1,247,598 shares of common stock, consisting of 1,100,000 new shares, plus up to 147,598 shares (which is the number of shares that remained available for awards under the 2001 Plan as of April 22, 2019). This aggregate amount will be reduced by any shares subject to awards granted under the 2001 Plan between April 22, 2019 and the Effective Date. The 2019 Plan share reserve also will include the number of undelivered shares of common stock that were the subject of awards outstanding under the 2001 Plan as of the close of business on the Effective Date and, after the Effective Date, that expire, are forfeited, terminated, cancelled, settled in cash or otherwise settled without delivery to the participant of the full number of shares to which the award related.

Shares issued under the 2019 Plan may be newly-issued shares, shares of treasury stock or shares that have been reacquired by the Company.

Share Counting Provisions. For purposes of calculating the number of shares of common stock issued under the 2019 Plan:

  Shares (i) used in payment upon exercise of stock options or stock-settled SARs, (ii) not issued upon the settlement of SARs; (iii) tendered or withheld for the payment of taxes relating to any award; or (iv) not issued or delivered as a result of the net settlement of an outstanding SAR or option will not be added back to the share pool.

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  To the extent any awards are paid in cash, any shares previously subject to such awards shall again be available for issuance the 2019 Plan

  To the extent that an award granted under the 2019 Plan or the 2001 Plan expires or is cancelled, forfeited, terminated, settled in cash, or otherwise is settled without delivery of the full number of shares to which the award related, then the undelivered shares will again be available for awards to be granted under the 2019 Plan.

Limitation on Employee and Key Advisor Awards. Subject to adjustment as provided in the 2019 Plan, no more than 50,000 shares of common stock subject to awards may be granted during any one fiscal year to any employee or key advisor participant; provided, however, the individual limitation may be increased to two times the limit with respect to awards that are made on or around the date of hire to a newly hired employee.

Limitation on Non-Employee Director Awards. The maximum aggregate grant date fair value (measured as of the grant date in accordance with applicable financial accounting rules) of all awards made to a non-employee director in any fiscal year, together with any cash payments (including the annual retainer and any other compensation) paid or payable to the non-employee director for director services during such fiscal year, cannot exceed $400,000 in total value.

Award Types

The Compensation Committee (or its proper delegate) may grant the following types of awards under the 2019 Plan: stock options, SARs, restricted stock, RSUs, other stock-based awards, and cash incentive awards. Any restricted stock, RSU, and other stock-based awards granted under the 2019 Plan may be conditioned upon the achievement of specified performance goals established by the Compensation Committee.

Stock Options. Stock options entitle a participant to purchase shares of common stock during the option term at a fixed "exercise" price. Stock options either may be ISOs, which may qualify for favorable tax treatment for the option holder, or NSOs, which do not. ISOs may be granted only to participants who meet the definition of "employees" under Section 3401 of the Code. The exercise price for all stock options (other than substitute awards) must be at least the fair market value of the Company's common stock on the grant date; provided, however, that in the case of ISOs granted to a ten-percent stockholder, the per share exercise price must be at least 110% of the fair market value of the Company's common stock on the grant date.

The maximum term of a stock option is ten years (or five years in the case of an ISO granted to a ten-percent stockholder), subject to earlier termination upon termination of service. The exercise price is payable in one or more of the following forms as determined by the Compensation Committee: (i) cash or by check; (ii) net exercise or cashless exercise in a brokered transaction; (iii) delivery of other shares of common stock, or withholding shares of common stock, in each case having a fair market value on the exercise date equal to the exercise price of the shares to be purchased; or (iv) such other form or forms as the Compensation Committee may approve.

Restricted Stock Awards. A restricted stock award is an award of common stock subject to conditions or contingencies, which may be time- or performance-based. Until such conditions or contingencies are satisfied or lapse, the award is subject to forfeiture. Unless the Compensation Committee determines otherwise, during the applicable restriction period, the grantee will have the right to vote shares of restricted stock and to receive any dividends or other distributions paid on such shares, subject to any restrictions deemed appropriate by the Compensation Committee, including the achievement of specific performance goals. Dividends will vest only if and to the extent that the applicable restrictions relating to the underlying restricted stock have lapsed.

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Restricted Stock Unit Awards. An RSU award entitles the recipient to a payment equal to the value of the underlying common stock following vesting. RSUs may be settled in cash, shares of common stock or a combination of both. RSUs generally are subject to time- and/or performance-based vesting restrictions. During the applicable restriction period, the grantee will not have the right to vote the underlying shares or to receive dividends; provided that the grantee may be eligible to receive dividend equivalents.

Stock Appreciation Rights. SARs entitle the participant to receive, on exercise, a payment having a value equal to the excess of the fair market value of the underlying shares on the exercise date over the SAR base price. SARs may be granted either alone or in combination with a stock option. The term during which each SAR may be exercised will be determined by the Compensation Committee, but no SAR may be exercised on or after the tenth anniversary of the date of grant. Payment may be in cash, shares of common stock or a combination of both. SARs granted in tandem with a stock option will be exercisable only to the same extent and subject to the same conditions as the related option.

Other Stock-Based Awards. The Compensation Committee may grant other stock-based awards that are based on or measured by Company common stock on such terms and conditions as determined by the Compensation Committee.  Other stock-based awards may be conditioned upon the achievement of performance goals or other criteria or conditions, and may be payable in cash, shares of common stock, or a combination of both.

Cash Awards. The Compensation Committee may grant cash awards to executive officers and other key employees of the Company based upon any terms and conditions, including criteria for the vesting and payment, as determined by the Compensation Committee.

Substitute Awards. Substitute awards consist of shares issued or transferred under awards made pursuant to an assumption, substitution or exchange for previously granted awards of a company that is acquired by the Company in a transaction. Shares covered by substitute awards will not reduce the number of shares otherwise available for awards under the 2019 Plan.

Dividend Equivalents. The Compensation Committee may grant dividend equivalents in connection with RSUs or other stock-based awards.  Subject to the provisions of the 2019 Plan, dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or shares, upon such terms and conditions as the Compensation Committee determines.  Dividend equivalents will vest and be paid only if and to the extent the underlying RSU or other stock-based award vests and is paid. No dividends or dividend equivalents will be granted in connection with stock options or SARs under the 2019 Plan.

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Performance Goals

Performance goals applicable to an award granted under the 2019 Plan will be determined by the Compensation Committee and include, but are not limited to, one or more of the following criteria: revenue; earnings per share; operating income; net income (before or after taxes); cash flow (including, but not limited to, operating cash flow and free cash flow); gross profit; growth in any of the preceding measures; gross profit return on investment; gross margin return on investment; working capital; gross margins; EBIT; EBITDA; return on equity; return on assets; return on capital; revenue growth; total shareholder return; economic value added; customer satisfaction; technology leadership; number of new patents; employee retention; market share; market segment share; product release schedules; new product innovation; cost reduction through advanced technology; brand recognition/acceptance; product ship targets; and stock value; and other similar criteria consistent with the foregoing.  The Compensation Committee also may grant performance-based awards that are based on criteria other than those set forth above.

Performance goals may be established on an absolute or relative basis, on a GAAP or non-GAAP basis, and may be established on a corporate-wide basis, or on objectives that are related to the performance of an individual participant, or with respect to one or more business units, departments, divisions, subsidiaries or business segments.  Relative performance may be measured against a group of peer companies, a financial market index or other objective and quantifiable indices.

Performance goals need not be uniform among participants. In setting performance goals, the Compensation Committee may provide for appropriate adjustments as it deems appropriate.

Other Provisions

Change of Control Provisions. In the event of a change of control (as such term is defined in the 2019 Plan), one or more of the following actions may occur with respect to outstanding awards:

  The award may be assumed or replaced by the successor entity.

  Unless the award agreement provides otherwise, if a participant's employment is terminated without cause (as such term is defined in the 2019 Plan) upon or within 12 months following a change of control, the participant's outstanding awards will become fully vested as of the date of such termination; provided that if the vesting of any such awards is based, in whole or in part, on the achievement of performance goals, such awards will vest only based on the greater of (i) actual performance as of the date of the change of control, or (ii) target performance, pro-rated based on the period elapsed between the beginning of the applicable performance period and the date of termination.

  If the award is not assumed or replaced by awards with comparable terms by the successor entity, the Compensation Committee may (i) determine that outstanding stock options and SARs will automatically accelerate and become fully exercisable and the restrictions and conditions on outstanding restricted stock, RSUs, cash awards, and dividend equivalents will immediately lapse; (ii) determine that participants will receive a payment in settlement of outstanding RSUs, cash awards, or dividend equivalents, in such amount and form as may be determined by the Compensation Committee; (iii) require that participants surrender their outstanding stock options and SARs in exchange for a payment by the Company (in cash or shares of Company stock, as determined by the Compensation Committee), in an amount equal to the amount, if any, by which the then fair market value of the shares of Company stock subject to the participant's unexercised stock options and SARs exceeds the stock option exercise price or SAR base amount; and (iv) after giving participants an opportunity to exercise all of their outstanding stock options and SARs, terminate any or all unexercised stock options and SARs.

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Deferrals. The Compensation Committee may permit participants to elect to defer, for federal income tax purposes, the compensation associated with awards granted under the 2019 Plan. Such deferrals must comply with all applicable requirements of Section 409A of the Code.

Withholding. All awards under the 2019 Plan are subject to applicable United States federal (including FICA), state and local, foreign country or other tax withholding requirements.  Participants may be required to pay amounts sufficient to satisfy such tax withholding requirements, or the applicable employer may deduct the amount of any withholding taxes due from other wages and compensation. The Compensation Committee may permit or require procedures whereby shares are withheld, up to an amount that does not exceed the participant's applicable withholding tax rate for United States federal (including FICA), state and local tax liabilities.  The Compensation Committee also may, in its discretion, allow participants to elect to have such share withholding applied to all or a portion of the tax withholding obligation arising in connection with any particular award. Unless the Compensation Committee determines otherwise, share withholding for taxes may not exceed the participant's minimum applicable tax withholding amount.

Transferability of Awards. Generally, only a participant may exercise rights with respect to any award granted under the 2019 Plan during the participant's lifetime. A participant cannot transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to awards other than ISOs, pursuant to a domestic relations order.  When a participant dies, the personal representative or other person entitled to succeed to the rights of the participant may exercise such rights. The 2019 Plan does permit the Compensation Committee to provide, in an award agreement, that a participant may transfer NSOs to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with applicable law and the terms of the 2019 Plan.

Term, Amendment and Termination. The 2019 Plan will become effective as of the Effective Date. If the shareholder vote on the 2019 Plan at the Annual Meeting is postponed, the 2019 Plan will be effective on such date on which a Stockholders' meeting to vote to approve the 2019 Plan occurs.  Until such time, the 2001 Plan will continue in effect, in accordance with its terms, and awards will continue to be granted under the 2001 Plan until its termination, subject to previously authorized share limits.

The Board may amend or terminate the 2019 Plan at any time, except that no amendment may make any change for which shareholder approval is required by law or the rules of any relevant stock exchange absent such appropriate shareholder approval, including any changes to the 2019 Plan's prohibition on repricing.

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The 2019 Plan will terminate on the day immediately preceding the tenth anniversary of its Effective Date, unless it is terminated earlier by the Board or is extended by the Board, with appropriate shareholder approval.

Adjustment Provisions. In connection with certain corporate transactions, including extraordinary dividends, stock dividends, stock splits, stock combinations, recapitalizations, exchange of shares, spin-offs, and other similar changes in the Company's capital structure, the Compensation Committee will equitably adjust the number of shares of common stock available under the 2019 Plan and the shares of common stock and purchase price covered by any outstanding award to prevent any dilution or enlargement of benefits, so that the recipient of the award is treated in the same manner as holders of the underlying common stock.

Valuation. The fair market value per share of our common stock under the 2019 Plan on any relevant date generally is deemed to be equal to the closing selling price per share on that date as determined by the Nasdaq (or if there was no sale on that date, on the last preceding date on which a sale was reported). As of April 22, 2019, the fair market value of our common stock determined on such basis was $63.00 per share.

Federal Income Tax Consequences of Awards

The following is a summary of the United States federal income tax treatment applicable to the Company and the participants with respect to awards under the 2019 Plan.

Restricted Stock, Stock Unit Awards, Stock-Based Awards, and SARs. Awards in cash and common stock are generally taxable as compensation to the participant at the time of payment. Awards of restricted stock do not constitute taxable income to the participant until the restrictions lapse, unless the participant elects to realize taxable ordinary income in the year of award in an amount equal to the fair market value of the restricted stock award, determined without regard to the restrictions. Awards of SARs and stock unit awards do not constitute taxable income until such time as the participant receives cash or common stock under the terms of the awards. The amount of taxable income to the participant generally is equal to the total amount of the cash and/or fair market value of the shares of common stock received. Any interest and dividend equivalents earned on awards also will be taxed as compensation to the participant. Amounts taxable as compensation are subject to withholding and employment taxes.

Incentive Stock Options. Except with respect to participants who may have to pay alternative minimum tax in connection with the exercise of an ISO, there are no federal income tax consequences to a participant upon grant or exercise of an ISO. If the participant holds shares of common stock purchased upon exercise of an ISO for at least two years after the grant date and at least one year after the exercise date (the "Holding Periods"), the subsequent sale of common stock will give rise to a long-term capital gain or loss to the participant. If the participant does not satisfy the Holding Periods by selling the shares of common stock before the later of two years after the grant date or one year after the exercise date, the participant will recognize ordinary income equal to the difference between the (i) lower of the fair market value at the exercise or sale date and (ii) option exercise price; any additional gain or loss will be a capital gain or loss.

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Nonqualified Stock Options. Generally, there are no federal income tax consequences to the participant upon grant of an NSO. Upon the exercise of a NSO, the participant will recognize ordinary income equal to the amount, if any, by which the fair market value of the common stock acquired upon the exercise of the option exceeds the exercise price. A sale of common stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the common stock on the exercise and sale dates.

Company Deduction. Except in the case of an ISO that satisfies the Holding Periods, the Company generally may deduct any compensation or ordinary income recognized by the recipient of an award under the 2019 Plan when such compensation or income is recognized, subject to the limits of Section 162(m) of the Code ("Section 162(m)"). Prior to 2018, Section 162(m) imposed a $1 million limit on the amount a public company could deduct for compensation paid to a company's chief executive officer or any of the company's three other most highly compensated executive officers (other than the chief financial officer) who were employed as of the end of the year. This limitation did not apply to compensation that met the tax code requirements for "qualified performance-based" compensation."

Effective for taxable years beginning after December 31, 2017, the performance-based compensation exemption and the exemption of the chief financial officer from Section 162(m)'s deduction limit have been repealed. Accordingly, awards paid under the 2019 Plan to our "covered employees" (as such term is defined in the Code) may not be deductible in future years due to the application of the $1 million deduction limitation. As in prior years, while deductibility of executive compensation for federal income tax purposes is among the factors the Compensation Committee considers when structuring our executive compensation, it is not the sole or primary factor considered. Our Board and the Compensation Committee retain the flexibility to authorize compensation that may not be deductible if they believe it is in our best interests.

New Plan Benefits

No awards have been granted under the 2019 Plan. Future awards under the 2019 Plan will be made at the discretion of the Compensation Committee. Therefore, the benefits and amounts that will be received or allocated under the 2019 Plan in the future are not determinable at this time.

VOTE REQUIRED

A majority of the votes cast at the meeting will be required for approval of the 2019 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE 2019 PLAN.  (PROPOSAL NO. 3 ON YOUR PROXY CARD)

GENERAL MATTERS

Availability of Certain Documents

A copy of our 2018 Annual Report on Form 10-K has been posted on our website along with this Proxy Statement at http://biospecifics.com/ under http://investors.biospecifics.com/index.php?s=127. We will mail, without charge, upon written request, a copy of our 2018 Annual Report on Form 10-K excluding exhibits. Please send a written request to our Principal Executive Officer at:

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BioSpecifics Technologies Corp.
35 Wilbur Street
Lynbrook, New York 11563
Attention: Principal Executive Officer

Stockholder Communications

The Company has a process for Stockholders who wish to communicate with the Board. Stockholders who wish to communicate with the Board may write to the Board at the Company's address given above. These communications will be received by Ronald Law, Principal Executive Officer of the Company, and will be presented to the Board in Dr. Law's discretion. In determining which communications will be presented to the Board, Dr. Law will consider the appropriateness of the subject matter as it relates to the responsibilities of the Board. Stockholder communications can be addressed to specified individual directors.

Stockholder Proposals and Nominations for the 2020 Annual Meeting

SEC Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.

Pursuant to Rule 14a-8(e) of the Exchange Act, a Stockholder may submit a proposal for inclusion in our Proxy Statement for the 2020 Annual Meeting to Ronald Law, our Principal Executive Officer, at our principal executive offices, at 35 Wilbur Street, Lynbrook, New York 11563 no later than close of business on January 1, 2020.

Requirements for Stockholders to Submit Nominees for Inclusion in our Proxy Materials and Alternative Requirements for Stockholder Proposals to be Considered for Inclusion in our Proxy Materials.

Pursuant to our bylaws, any Stockholder desiring to nominate one or more persons for election as a director or directors of the Company at the 2020 Annual Meeting or desiring to bring any other matter before the 2020 Annual Meeting must submit a notice of the proposal including the information required by our bylaws to us between February 14, 2020 and March 15, 2020 or else it will be considered untimely and ineligible to be properly brought before the meeting. However, if our 2019 Annual Meeting of Stockholders is not held within 30 days of June 13, 2019, under our bylaws, this notice must be provided (a) not earlier than the 120th day prior to the 2020 Annual Meeting, and (b) not later than (i) the 90th day prior to the 2020 Annual Meeting and (ii) the fifth day following the day on which notice of the date of the 2020 Annual Meeting is mailed or public disclosure of the date of the 2020 Annual Meeting is made, whichever first occurs.

A proposal that is received outside of the applicable time period or which otherwise fails to meet the requirements for Stockholder proposals established by the SEC and our bylaws will not be included. Notice of a proposal to nominate one or more persons as a director of the Company must provide the information required by Sections 1.11 and 2.15 of our bylaws with respect to each nomination the Stockholder submits for inclusion in our proxy materials for the 2020 Annual Meeting. Notice of all other proposals must provide the information required by Section 1.11 of our bylaws. The submission of a Stockholder proposal does not guarantee that it will be included in the proxy statement. All notices should be submitted to Ronald Law, our Principal Executive Officer, at our principal executive offices, at 35 Wilbur Street, Lynbrook, New York 11563.

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Other Matters

At the date of the Proxy Statement, management is not aware of any matters to be presented for action at the 2019 Annual Meeting other than those described above. However, if any other matters should properly come before the 2019 Annual Meeting, it is the intention of the persons named in the accompanying Proxy Card to vote such Proxy Card in accordance with their judgment on such matters.

April 30, 2019	By Order of the Board of Directors,
/s/ Ronald Law
Ronald Law, Principal Executive Officer

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BIOSPECIFICS TECHNOLOGIES CORP.
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 13, 2019

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

It is important that your shares be represented at the meeting. Whether or not you plan to attend the meeting in person, please vote your shares promptly by completing, signing and returning this Proxy Card. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States. If you attend the meeting, you may withdraw your proxy and vote your shares personally.

The undersigned stockholder of BioSpecifics Technologies Corp., a Delaware corporation (the "Company"), acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, dated April 30, 2019, and hereby constitutes and appoints Ronald Law and Carl A. Valenstein, or either of them acting singly in the absence of the other, with full power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of the Company's Common Stock which the undersigned is entitled to vote at the 2019 Annual Meeting of Stockholders to be held on June 13, 2019, and at any adjournment thereof, hereby revoking any proxy or proxies heretofore given and ratifying and confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

The undersigned hereby instructs said proxies or their substitutes:

1.	Elect as Directors the nominees listed below:
	[ ]	Mr. Michael Schamroth - Second Class - Term expires at 2022 Annual Meeting of Stockholders
Withhold authority for the following:
	[ ]	Mr. Michael Schamroth

2.	To ratify the appointment of EisnerAmper LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2019.
	For	Against	Abstain
	[ ]	[ ]	[ ]
3.	To approve the Biospecifics Technologies Corporation 2019 Omnibus Incentive Compensation Plan.
	For	Against	Abstain
	[ ]	[ ]	[ ]

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the 2019 Annual Meeting, and any adjournment thereof.

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THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED; IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES, FOR THE NON-BINDING RESOLUTION TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICER AND FOR RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, INCLUDING THE ELECTION OF ANY PERSON TO THE BOARD OF DIRECTORS WHERE A NOMINEE NAMED IN THE PROXY STATEMENT DATED APRIL 27, 2018 IS UNABLE TO SERVE OR, FOR GOOD CAUSE, WILL NOT SERVE.

I (we) acknowledge receipt of the Notice of 2019 Annual Meeting of Stockholders and the Proxy Statement dated April 30, 2019, and the 2018 Annual Report to Stockholders and ratify all that the proxies, or either of them, or their substitutes may lawfully do or cause to be done by virtue hereof and revoke all former proxies.

Please sign, date and mail this proxy immediately in the enclosed envelope. You do not need to affix postage to the enclosed reply envelope if you mail it within the United States.

Name
Name (if joint)
Date _____________, 2019

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as it appears hereon. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if returned in the enclosed envelope.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice, Proxy Statement, Proxy Card and our 2018 Annual Report on Form 10-K are available at http://www.materials.proxyvote.com/090931.

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